UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 16, 2015

(Date of earliest event reported: January 12, 2015)

UNITED HEALTH PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Nevada	814-00717	84-1517723
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10624 S. Eastern Ave., Ste. A209

Henderson, NV 89052

(Address of principal executive offices, zip code)

(877) 358-3444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01. Entry into a Material, Definitive Agreement

On January 12, 2015, the Registrant entered into an employment agreement with Douglas Beplate, Chief Executive Officer of the Registrant. The employment agreement is filed as Exhibit 10.1.

Item 3.02. Unregistered Sale of Equity Securities

On January 12, 2015, the Board of Directors approved the employment agreement of Mr. Beplate pursuant to which a signing bonus of 11.1 million shares of common stock is required to be issued to Mr. Beplate. The Board also approved Mr. Beplate converting $821,700 of approximately $923,000 owed to him by the Registrant into an additional 9.9 million shares of common stock and permitting Mr. Beplate to receive a convertible note for any remaining monies owed to him or any additional monies loaned by him to the Registrant above and beyond $100,000, which the Board acknowledged is owed to him and the Registrant agreed will be repaid to him out of cash flow from operations.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

On January 12, 2015, the Registrant entered into an employment agreement with Douglas Beplate, Chief Executive Officer of the Registrant. The employment agreement is filed as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	Employment Agreement dated January 12, 2015 – Douglas Beplate. (Filed herewith.)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED HEALTH PRODUCTS, INC.

Dated: January 16, 2015	By:	/s/ Douglas Beplate
Douglas Beplate, Chief Executive Officer